Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-21704, 33-24096, 33-37300, 33-65104, 33-56717, 333-42903, 333-59811, 333-61214, 333-117850 and 333-151399) and Form S-3 (No. 333-47909) of The McClatchy Company of our report dated February 27, 2012 relating to the financial statements of Classified Ventures, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 2, 2012